UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 9, 2012

 Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	0-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham
Tyler, Texas 75701
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (903) 531-7111

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2012, the board of directors of Southside Bancshares, Inc. (the “Company”) approved the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective as of August 9, 2012. The Company adopted the Amended and Restated Bylaws to conform the Company’s bylaws to the terms of the Texas Business Organizations Code (“TBOC’) and to generally update the language of the Company’s bylaws. The Amended and Restated Bylaws effect, among others, the following substantive changes:

●	Section 2.01 (Time and Place of Meetings) was revised to permit shareholder meetings to be held solely or partially by means of remote electronic communication systems.

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Section 2.02 (Annual Meeting) was revised to remove the term “dissolution,” which is not a term recognized by the TBOC, and replace it with “winding up and termination,” which is terminology consistent with the TBOC.

●
Section 2.04 (Notice) was revised to provide that written notice of a shareholder meeting should be provided to each shareholder entitled to vote at the meeting not later than the 10th day and not earlier than the 60th day before the date of the meeting.  As noted below, a corresponding change was made to Section 2.07 (Record Date).  Additionally, Section 2.04 was revised to provide for the option to provide notice to shareholders by electronic transmission (upon the consent of a shareholder) and to set forth the means by which electronic transmission may be deemed to have been provided to a shareholder.

●
Section 2.05 (Quorum) was revised to provide that shareholders present at a duly convened meeting with a quorum present may continue to conduct business properly brought before the meeting until adjournment of such meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum at the meeting.

●
Section 2.06 (Method of Voting) was revised to provide that the voting standard for approving matters at a meeting, other than the election of directors and certain other meetings, is a majority of the shares entitled to vote on, and voted for, against, or expressly abstained from voting on the matter.  Additionally, Section 2.06 was revised to provide that an electronic transmission or reproduction of a writing executed by a shareholder will be treated as an execution in writing for the purposes of executing a proxy.

●
Section 2.07 (Record Date) was revised to provide that, for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of a distribution by the Company or a share dividend, the Company’s board of directors may fix a record date for any such determination at least ten (10) but not more than sixty (60) days before the date on which the particular action requiring such determination of shareholders is to be taken.

●
Section 2.08 (Voting List) was revised to provide that (a) a list of shareholders entitled to vote be prepared not later than the 11th day before the date of each meeting of the shareholders, (b) the required shareholder list may be provided on a reasonably accessible electronic network if the information required to gain access to the list is provided with the notice of the meeting, and (c) in the event a shareholder meeting is held by means of remote communication, the shareholder list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

●	Section 3.03 (Election) was revised to clarify that the Company’s directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors.

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Section 3.05 (Vacancies) was revised to clarify that directors may be elected to fill vacancies on the board by election at an annual or special meeting of shareholders or by the affirmative vote of a majority of the remaining directors.

●	Section 4.01 (Officers) was revised to remove the requirement that the Company must appoint a Vice President and a Treasurer.

●	Section 4.08 (President) (previously Section 4.06) was revised to remove the requirement that the Company’s President also act as the Company’s chief operating officer.

●
Article 6 (Indemnification) was revised to further clarify the indemnification, expense advancement, and insurance rights of the Company’s officers, directors, and agents and to conform such provisions to the applicable provisions of the TBOC.

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Sections 7.05 (Amendment) was revised to provide that the Company’s board of directors may amend or repeal the Company’s bylaws or adopt new bylaws unless (a) such power is reserved exclusively to the Company’s shareholders in whole or part by the Company’s certificate of formation or applicable law or (b) the Company’s shareholders, in amending, repealing, or adopting a particular bylaw, have expressly provided that the board of directors may not amend, readopt or repeal such bylaw.

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In addition to the foregoing, the Amended and Restated Bylaws reflect a number of revisions designed to conform certain terminology used in the Company’s bylaws to the corresponding terminology used by the TBOC, as well as numerous non-substantive stylistic and clerical revisions.

The material terms of the Amended and Restated Bylaws described herein are qualified in their entirety by the Amended and Restated Bylaws, a copy of which are attached as Exhibit 3(b) to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3(b)	Amended and Restated Bylaws of Southside Bancshares, Inc., effective as of August 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSIDE BANCSHARES, INC.

Date: August 10, 2012	By:	/LEE R. GIBSON/
Lee R. Gibson
Senior Executive Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Description

3(b)	Amended and Restated Bylaws of Southside Bancshares, Inc., effective as of August 9, 2012